     As filed with the Securities and Exchange Commission on April 24, 2001
                                                       Registration No. 333-____
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          ORBITAL SCIENCES CORPORATION
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

           DELAWARE                                    05-1209561
-----------------------------              ---------------------------------
 (State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)

                            21700 ATLANTIC BOULEVARD
                             DULLES, VIRGINIA 20166
          ------------------------------------------------------------

                    (Address of principal executive offices)

                          ORBITAL SCIENCES CORPORATION
                      1997 STOCK OPTION AND INCENTIVE PLAN
                            (Full title of the plans)

                             LESLIE C. SEEMAN, ESQ.
             EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                          ORBITAL SCIENCES CORPORATION
                            21700 ATLANTIC BOULEVARD
                             DULLES, VIRGINIA 20166
                                 (703) 406-5000
--------------------------------------------------------------------------------
 (Name, address and telephone number, including area code, of agent for service)

                                    Copy to:
                              JAMES E. SHOWEN, ESQ.
                             HOGAN & HARTSON L.L.P.
                           555 THIRTEENTH STREET, N.W.
                           WASHINGTON, D.C. 20004-1109
                                 (202) 637-5600

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================
                                                    Proposed          Proposed maximum      Amount of
    Title of securities       Amount to be      maximum offering         aggregate        registration
     to be registered          registered      price per share (a)    offering price (a)     fee (a)
---------------------------------------------------------------------------------------------------------
  COMMON STOCK, PAR VALUE
           $.01                 5,400,000            $4.175             $22,545,000         $5,636.25
=========================================================================================================


(a) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of the Common Stock, par value $0.01 per share, of Orbital Sciences Corporation, reported on the New York Stock Exchange on April 20, 2001.

                                EXPLANATORY NOTE

        This registration statement relates to stock to be granted under the Orbital Sciences Corporation 1997 Employee Stock Option and Incentive Plan, as amended (the "Plan"), as described in a registration statement on S-8, Registration No. 33-27999, and a registration statement on Form S-8, Registration No. 33-53585 (collectively, the "Prior Registration Statements") and is filed solely to increase the number of shares of Common Stock authorized under the Plan from 3,200,000 shares to 8,600,000 shares. The contents of the Prior Registration Statements, including all exhibits thereto, are hereby incorporated by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 5.        Interests of Named Experts and Counsel.

                    Orbital Sciences Corporation (the "Company") has agreed to hold KPMG LLP ("KPMG") harmless against and from any and all legal costs and expenses incurred by KPMG in successful defense of any legal action or proceeding that arises as a result of KPMG's consent to the incorporation by reference of its audit reports on the Company's, ORBIMAGE's and ORBCOMM's past consolidated financial statements incorporated by reference into this registration statement.

ITEM 8.    EXHIBITS.

           Exhibit
           Number   Description
           ------   -----------
            5       Opinion of Hogan & Hartson L.L.P.*

            10      Orbital Sciences Corporation 1997 Stock Option and
                    Incentive Plan, as amended (incorporated by reference to Exhibit 10.18 to the company's Annual Report on Form
                    10-K for the fiscal year ended December 31, 1999)

            23.1    Consent of Hogan & Hartson L.L.P. (contained in Exhibit 5)*

            23.2    Consent of PricewaterhouseCoopers LLP*

            23.3    Consent of KPMG LLP*

            23.4    Consent of Arthur Andersen LLP*

            24      Power of Attorney (contained on the Signature Pages)*


-----------

* Filed herewith.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Loudoun, the Commonwealth of Virginia on the 24th day of April, 2001.

                                 ORBITAL SCIENCES CORPORATION



                                 BY:  /s/ David W. Thompson
                                      ------------------------------------------
                                      David W. Thompson, Chairman of the Board
                                      and Chief Executive Officer




                                POWER OF ATTORNEY

             Each person whose signature appears below constitutes and appoints David W. Thompson and Leslie C. Seeman, or any of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and capacities, for then and in their name, place and stead, in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact an agents full power and authority to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on April 24, 2001 by the following persons in the capacities indicated.


                    SIGNATURE:                          TITLE:
            ------------------------       -------------------------------

            /s/ DAVID W. THOMPSON
            ------------------------       Chairman of the Board, Chief
            DAVID W. THOMPSON              Executive Officer and Director

            /s/ JAMES R. THOMPSON
            ------------------------       President, Chief Operating
            JAMES R. THOMPSON              Officer and Director

            /s/ GARRETT E. PIERCE
            ------------------------       Executive Vice President, Chief
            GARRETT E. PIERCE              Financial Officer and Director

            /s/ HOLLIS M. THOMPSON
            ------------------------       Vice President and Controller
            HOLLIS M. THOMPSON

                      -------------------------      Director
                      FRED C. ALCORN

                      /s/ KELLY H. BURKE
                      -------------------------      Director
                      KELLY H. BURKE

                      /s/ BRUCE W. FERGUSON
                      -------------------------      Director
                      BRUCE W. FERGUSON

                      /s/ DANIEL J. FINK
                      -------------------------      Director
                      DANIEL J. FINK

                      /s/ LENNARD A. FISK
                      -------------------------      Director
                      LENNARD A. FISK

                      /s/ JACK L. KERREBROCK
                      -------------------------      Director
                      JACK L. KERREBROCK

                      /s/ DOUGLAS S. LUKE
                      -------------------------      Director
                      DOUGLAS S. LUKE

                      /s/JANICE I. OBUCHOWSKI
                      -------------------------      Director
                      JANICE I. OBUCHOWSKI

                      /s/ FRANK L. SALIZZONI
                      -------------------------      Director
                      FRANK L. SALIZZONI

                      /s/ HARRISON H. SCHMITT
                      -------------------------      Director
                      HARRISON H. SCHMITT

                      /s/ SCOTT L. WEBSTER
                      ------------------------       Director
                      SCOTT L. WEBSTER

                                  EXHIBIT INDEX



Exhibit
Number                                    Description                                   Page
------                                    -----------                                   ----
5            Opinion of Hogan & Hartson L.L.P.*

10           Orbital Sciences Corporation 1997 Stock Option and Incentive Plan,
             as amended (incorporated by reference to Exhibit 10.18 to the company's Annual Report on Form 10-K for the fiscal year ended
             December 31,
             2000)

23.1         Consent of Hogan & Hartson L.L.P. (contained in Exhibit 5)*

23.2         Consent of PricewaterhouseCoopers LLP*

23.3         Consent of KPMG LLP*

23.4         Consent of Arthur Andersen LLP*

24           Power of Attorney (contained on the Signature Pages)*

------------

* Filed herewith.